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                                                                    Exhibit 4.13
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                             SUPPLEMENTAL INDENTURE
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         Reference is made to that certain Indenture, dated as of February 1,
1999, by and among Oglebay Norton Company (formerly known as Oglebay Norton Holding Company), a Delaware corporation ("Oglebay"), the guarantors party thereto and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (as supplemented, the "Indenture"). Capitalized terms used without definition herein have the meanings given to them in the Indenture.

                                    RECITALS:
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         A. Oglebay recently formed a wholly owned subsidiary: Oglebay Norton
Minerals, Inc. ("Minerals, Inc.");

         B. The Indenture requires Minerals, Inc. to become a Guarantor under the Indenture, unless it is designated as an unrestricted subsidiary;

         NOW, THEREFORE, in consideration of the above premises, Minerals, Inc. agrees, for the benefit of the Holders, as follows:

         Effective as of the date below, Minerals, Inc. hereby expressly and fully and unconditionally agrees to become a Guarantor under the Financing Documents.

         The laws of the State of New York shall govern this Supplemental Indenture without giving effect to any conflicts of law principles thereof.





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         IN WITNESS WHEREOF, the undersigned has caused this Supplemental
Indenture to be duly executed, as of May 10, 1999.

                                         OGLEBAY NORTON MINERALS, INC.


                                         By:    /s/ Jeffrey S. Gray
                                            ----------------------------------
                                         Name:  Jeffrey S. Gray
                                         Title: Vice President


                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION

                                         By:     /s/ Curtis D. Schwegman
                                            ----------------------------------
                                               Name: Curtis D. Schwegman
                                               Title: Assistant Vice President